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                                                                     EXHIBIT 5
                                            OPINION OF LONG, ALDRIDGE & NORMAN


                                 May 13, 1994

Securities and Exchange Commission
Judiciary Plaza
450 5th Street, N.W.
Washington, D.C. 20549

         Re: American Business Products, Inc. (Commission File No. 1-7088); Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to American Business Products, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, an aggregate of 205,982 shares (the "Shares") of Common Stock, par value $2.00 per share, of the Company. The Shares represent (i) 55,982 shares of Common Stock which are issuable pursuant to the American Business Products, Inc. 1981 Stock Option Plan, as amended, and (ii) 150,000 shares of Common Stock which are issuable pursuant to the American Business Products, Inc. 1993 Directors Stock Incentive Plan. The 1981 Stock Option Plan and the 1993 Directors Stock Incentive Plan hereinafter are referred to collectively as the "Plans."

         The opinion hereinafter set forth is given to the Commission at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Commission solely with regard to the Registration Statement, may be relied upon by the Commission only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our









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Securities and Exchange Commission
May 13, 1994
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Opinion, including, without limitation, the Plans.  In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company and a certificate of a public official. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws of the State of Georgia that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those contemplated by the issuance of the Shares pursuant to the Plans. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the Opinion that:

         (1) the Shares, when issued in accordance with the terms of the Plans and upon payment in full of the purchase price therefor (if any) set forth in the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Long, Aldridge & Norman
                                        ---------------------------
                                        LONG, ALDRIDGE & NORMAN